Exhibit (a)(1)(B)

Computershare Trust Company, N.A. 250 Royall Street, Suite V Canton, MA 02021 www.computershare.com

LETTER OF TRANSMITTAL TO TENDER SHARES OF IMH FINANCIAL CORPORATION

IMH Financial Corporation, a Delaware corporation (“IMH,” “we,” “our,” “us,” or the “Company”), is offering to purchase up to 477,170 shares of its Class B common stock (consisting of its Class B-1 common stock, Class B-2 common stock, Class B-3 common stock and Class B-4 common stock, collectively referred to herein as “Class B Shares”) and 22,830 shares of its Class C common stock (collectively referred to herein as “Class C Shares” and, together with the Class B Shares, “the Shares”), at a price of $2.00 per share, without interest.
The offer and withdrawal rights will expire at 5:00 p.m. New York City time on January 11, 2019, unless extended. See Important Instructions enclosed herewith.
If you are tendering all of your Class B Shares, you must check Box 1 below. If you are tendering less than all of your Class B Shares, you must check Box 2 below and indicate the percentage of your Class B Shares which you want to tender by writing the percentage you want to tender in Box 2 below. If you hold less than 100 Class B Shares in the aggregate (an “Odd Lot”) and wish to tender all of your Class B Shares, you must check Box 3. For purposes of this Offer, we will treat all of the series of Class B Shares as one class. Accordingly, if you check Box 1 below, you will be tendering all of the Class B Shares you own regardless of whether they are Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock, or Class B-4 Common Stock. If you check Box 2 below, you will be tendering that percentage you indicate for each series of Class B Shares that you own. For instance, if you indicate in Box 2 that you wish to tender 25% of your Class B Shares and you own 550 shares of Class B-1 common stock, 600 shares of Class B-2 common stock, and 1100 shares of Class B-3 common stock, you will be deemed to have tendered 138 shares of Class B-1 common stock (representing a natural rounding of 137.5 shares), 150 shares of Class B-2 common stock, and 275 shares of Class B-3 common stock, for a total of 563 Class B Shares.
If you are tendering all of your Class C Shares, you must check Box 4 below. If you are tendering less than all of your Class C Shares, you must check Box 5 below and indicate the percentage of your Class C Shares which you want to tender by writing the percentage of the Shares you want to tender in Box 5 below. If you hold less than 100 Class C Shares in the aggregate (an “Odd Lot”) and wish to tender all of your Class C Shares, you must check Box 6. Accordingly, if you check Box 4 below, you will be tendering all of the Class C Shares. If you check Box 5 below, you will be tendering that percentage you indicate for Class C Shares that you own.
Questions and requests for assistance may be directed to D.F. King & Co., Inc. by telephone toll-free at (800) 761-6521.

Section for Class B Shares tender instructions

PLACE AN ☒ IN ONE TENDER BOX ONLY	
❶ ☐ Tender All	❷ ☐ Percentage ___ %
❸ ☐ Odd Lot Tender (for holders of less than 100 Class B Shares only) (By checking this box, you are tending all of the your shares.)	

Section for Class C Shares tender instructions

PLACE AN ☒ IN ONE TENDER BOX ONLY	
❹ ☐ Tender All	❺ ☐ Percentage ___ %
❻ ☐ Odd Lot Tender (for holders of less than 100 Class C Shares only) (By checking this box, you are tending all of the your shares.)	

Special Transfer Instructions		Special Mailing Instructions
Fill in ONLY If you want your share certificate(s) and/or payment to be issued in another name. Fill in this section with the information for the new account/payee name. Place an ☒ in all that apply: ☐ Register certificate(s) and/or ☐ issue check(s) to: Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) (Tax Identification or Social Security Number) Signatures of Holder(s) Signatures of Holders(s)	Signature Guarantee Medallion (Required if you complete Box 7) (Title of Officer Signing this Guarantee) (Name of Guarantor - Please Print) (Address of Guarantor Firm)	Fill in ONLY if you want your share certificate(s) and/or payment to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal. Place an ☒ in all that apply: Mail ☐certificate(s) and/or ☐check(s) to: Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code)

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SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of each Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company's records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned "Capacity" and see Instruction 6 in the Instructions to Letter of Transmittal.)

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Signature & Date–Stockholder/Executor/Personal Representative

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Signature & Date – Co-Stockholder/Executor/Personal Representative (if applicable)

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Telephone Number

Capacity:

- ☐ Stockholder
- ☐ Personal Representative
- ☐ Executor/Executrix
- ☐ Trustee
- ☐ General Partner
- ☐ Power of Attorney

CUSTODIAN INFORMATION

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Printed Name of Signer

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Name of Custodian

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Custodian Signature

Medallion Signature Guarantee
Each signature must be separately medallion signature guaranteed. A notarization is not acceptable.

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity.

COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL TO TENDER YOUR SHARES TO ONE OF THE FOLLOWING ADDRESSES:

By Mail:
IMH Financial Corporation
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

By Overnight Courier:
IMH Financial Corporation
Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
250 Royall Street Suite V
Canton, MA 02021

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